Exhibit 10.54

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of April 30, 2026, by and between EXYN TECHNOLOGIES, INC., a Delaware corporation (“Borrower”) and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated as of September 27, 2023, by and between Borrower and Bank (as may be amended, restated and supplemented from time to time, the “Loan Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan Agreement.

2.	DESCRIPTION OF CHANGE IN TERMS.

A.	The following definitions are hereby added to or amended and restated in Section 1.1 of the Loan Agreement as follows:

“Evergreen” means Evergreen Capital Management, LLC.

“Maturity Date” means May 6, 2026.

“Sixth Amendment Effective Date” means April 30, 2026.

“Sixth Amendment Loan Facility” means, collectively, that certain Note and Warrant Purchase Agreement, dated on or about the Sixth Amendment Effective Date, by and between Borrower and Evergreen in an aggregate principal amount of One Million Dollars ($1,000,000.00), (ii) that certain Senior Secured Convertible Promissory Note dated on or about the Sixth Amendment Effective Date, by and between Borrower and Evergreen in the principal amount of Five Hundred Thousand Dollars ($500,000.00) and (iii) that certain Security Agreement, dated on or about the Sixth Amendment Effective Date, by and between Borrower and Evergreen.

“Sixth Amendment Loan Facility Subordination Agreement” means that certain Subordination Agreement dated as of the Sixth Amendment Effective Date, executed by Evergreen in favor of Bank, as amended, restated, supplemented or otherwise modified from time to time, in form and substance acceptable to Bank.

B.	A new clause (l) to the definition of “Permitted Indebtedness” hereby is added to the Loan Agreement as follows:

“(l)           Indebtedness incurred under the Sixth Amendment Loan Facility so long as such Indebtedness is subject to the Sixth Amendment Loan Facility Subordination Agreement.”

3.             CONSISTENT CHANGES.   The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

4.             NO DEFENSES OF BORROWER/GENERAL RELEASE.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts owing to Bank. Borrower and each of its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Amendment without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Amendment, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

5.             CONTINUING VALIDITY.   Borrower understands and agrees that Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants (a) that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment, and (b) that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications pursuant to this Amendment in no way shall obligate Bank to make any future modifications. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to any subsequent loan and security modification agreements.

6.             CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION.   This Amendment constitutes a “Loan Document” as defined and set forth in the Loan Agreement, and is subject to Sections 11 and 12 of the Loan Agreement, which are incorporated by reference herein.

7.             CONDITIONS PRECEDENT.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	a fully executed copy of this Amendment;

(b)	the Sixth Amendment Loan Facility Subordination Agreement;

(c)	the material loan and security documents entered into in connection with the Sixth Amendment Loan Facility;

(d)           Borrower’s receipt of no less than Five Hundred Thousand Dollars ($500,000.00) in net cash proceeds pursuant to clause (ii) of the Sixth Amendment Loan Facility;

(e)            payment of all Bank Expenses incurred through the date of this Amendment, which amounts may be debited by Bank from any of Borrower’s accounts; and

(f)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.             COUNTERSIGNATURE.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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BORROWER:		BANK:

EXYN TECHNOLOGIES, INC.		WESTERN ALLIANCE BANK

By:	/s/ Brandon Torres Declet	By:	/s/ Ben Schwartz
Name:	Brandon Torres Declet	Name:	Ben Schwartz
Title:	Chief Executive Officer	Title:	Senior Vice President

[Signature Page to Sixth Amendment to Loan and Security Agreement]